FRP HOLDINGS, INC./NEWS

Contact:    John D. Milton, Jr.
            Chief Financial Officer                               904/858-9100

------------------------------------------------------------------------------

            FRP HOLDINGS, INC. (NASDAQ: FRPH) ANNOUNCES RESULTS
                FOR THE FIRST QUARTER ENDED MARCH 31, 2019

FRP Holdings, Inc. (NASDAQ-FRPH) Jacksonville, Florida; May 6, 2019 -

First Quarter Consolidated Results of Operations

Net income for the first quarter of 2019 was $1,898,000 or $.19 per share versus $1,560,000 or $.15 per share in the same period last year. Income from discontinued operations for the first quarter of 2019 was $86,000 or $.01 per share versus $1,722,000 or $.17 per share in the same period last year.

First Quarter Segment Operating Results

Asset Management Segment:
------------------------
Most of the Asset Management Segment was reclassified to discontinued operations leaving only three commercial properties and one recent industrial acquisition, Cranberry Run, which we purchased this quarter for $6,411,000. Cranberry Run is a five-building industrial park in Harford County, MD totaling 268,010 square feet of industrial/flex space. The park is currently 26% leased and occupied, and it is our plan to make $1,455,000 in improvements in order to re-lease the property for a total investment of $29.35 per square foot. This past quarter, we entered into a Purchase and Sale Agreement to sell 7030 Dorsey Road in Anne Arundel County, one of the three commercial properties remaining from the asset sale last May, for $8,823,000. The study period for the purchaser expired April 15, 2019 and we expect to close in the second quarter of 2019. Total revenues in this segment were $641,000, up $60,000 or 10.3%, over the same period last year. Operating loss was ($66,000), down $322,000 compared to the same quarter last year due to higher allocation of corporate expenses and operating losses associated with the Cranberry Run acquisition.

Mining Royalty Lands Segment:
----------------------------
Total revenues in this segment were $2,229,000 versus $1,772,000 in the same period last year. Total operating profit in this segment was $2,001,000, an increase of $460,000 versus $1,541,000 in the same period last year. Among the reasons for this increase in revenue and operating profit is the contribution from our Ft. Myers quarry, the revenue from which, now that mining has begun in earnest, was more than double the minimum royalty we have been receiving until recently.

Development Segment:
-------------------
The Development segment is responsible for (i) seeking out and identifying opportunistic purchases of income producing warehouse/office buildings, and
(ii) developing our non-income producing properties into income production.

With respect to ongoing projects:

   *	We are fully engaged in the formal process of seeking PUD entitlements
	for our 118-acre tract in Hampstead, Maryland, now known as
	"Hampstead Overlook." This past quarter, Hampstead Overlook received non-appealable rezoning from industrial to residential.
   *	We finished shell construction in December on the two office
	buildings in the first phase of our joint venture with St. John Properties. Shell construction of the two retail buildings was completed in January. We are now in the process of leasing these four single-story buildings totaling 100,030 square feet of office and retail space. Phase I is currently 44% leased.
   *	We are the principal capital source of a residential development
	venture in Essexshire known as "Hyde Park." We have committed up to $9.2 million in exchange for an interest rate of 10% and a preferred return of 20% after which a "waterfall" determines the split of proceeds from sale. Hyde Park will hold 122 town homes and 4 single family lots and received a non-appealable Plan Approval this past quarter. We are now in the process of obtaining record plat and construction drawing approval as well as seeking proposals from residential home builders.
   *	During the second quarter of 2018, we began construction on a
	94,350-square foot spec building at Hollander Business Park. This Class "A" facility is our first building with a 32-foot clear. Shell construction was completed subsequent to the end of the quarter and
	we are now in the process of leasing up the building.
   *	In April, we began construction on Phase II of our RiverFront on the
	Anacostia project, now known as "The Maren." We expect to deliver the building in the first half of 2020.
   *	In December 2018, the Company entered into a joint venture agreement
	with MidAtlantic Realty Partners (MRP) for the development of the first phase of a multifamily, mixed-use development in northeast Washington, DC known as "Bryant Street." FRP contributed $32 million for common equity and another $23 million for preferred equity to the joint venture. Construction began in February 2019 and should be finished in 2021.

Stabilized Joint Venture Segment:
--------------------------------

Average occupancy for the quarter was 93.49%, and at the end of the quarter Dock 79 was 94.75% leased and 93.11% occupied. During the first quarter, 60.87% of expiring leases renewed with an average increase in rent of 2.58%. Net Operating Income for this segment was $1,630,679, up $145,282 or 9.78% compared to the same quarter last year. Dock 79 is a joint venture between the Company and MRP, in which FRP Holdings, Inc. is the majority partner with 66% ownership.

Summary and Outlook

We began this year a very different company than we were at the start of 2018. The asset sale of nearly a year ago has dramatically reshaped the landscape of our business and our direction forward. The disposition of over 40 buildings, the infrastructure required to support it, and the cash we retained from that disposition has shifted our focus towards development as the number of ongoing projects in our development segment demonstrates. Despite or maybe because of the lack of consensus regarding economic forecasts, indicators, and the volatility of markets, we believe we are in an enviable financial position given our current liquidity. Though we, like any other company, would stand to benefit from the rising tide of this nearly unprecedented stretch of economic growth, the cash and investments on our balance sheet allow us to play defense and protect our assets should a downturn present itself as our projects are coming online, while also allowing us to play offense should that same downturn create opportunities to grow our business segments via attractively priced acquisitions. It is because we prize this liquidity so much, that we remain steadfast in our commitment to redeploy these proceeds as carefully as we possibly can. The substantial amount of dry powder retained from the sale affords this company an amazing opportunity that we are loathe to squander.
We have some of the best assets in the business segments in which we compete, as demonstrated by another amazing quarter from our mining royalties segment and the continued ability to grow rents at Dock 79, and we will not make any further investments unless they fall in line with the quality of assets and opportunities of your company as it is situated presently. To that end, we have been repurchasing shares of the Company when we believe it is underpriced. This past quarter we repurchased 35,932 shares at an average price of $47.71.

Conference Call

The Company will also host a conference call on Monday, May 6, 2019 at 2:00 p.m. (EDT). Analysts, stockholders and other interested parties may access the teleconference live by calling 1-800-311-9406 (passcode 939063) within the United States. International callers may dial 1-334-323-7224 (passcode 939063). Computer audio live streaming is available via the Internet through the Company's website at www.frpholdings.com. You may also click on this link for the live streaming http://stream.conferenceamerica.com/frp050619. For the archived audio via the internet, click on the following link http://archive.conferenceamerica.com/archivestream/frp050619.mp3. If using the Company's website, click on the Investor Relations tab, then select the earnings conference stream. An audio replay will be available for sixty days following the conference call. To listen to the audio replay, dial toll free 1-877-919-4059, international callers dial 1-334-323-0140. The passcode of the audio replay is 54972211. Replay options: "1" begins playback, "4" rewind 30 seconds, "5" pause, "6" fast forward 30 seconds, "0" instructions, and "9" exits recording. There may be a 30-40 minute delay until the archive is available following the conclusion of the conference call.

Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include, but are not limited to: the possibility that we may be unable to find appropriate reinvestment opportunities for the proceeds from the Sale Transaction; levels of construction activity in the markets served by our mining properties; demand for flexible warehouse/office facilities in the Baltimore-Washington-Northern Virginia area demand for apartments in Washington D.C.; our ability to obtain zoning and entitlements necessary for property development; the impact of lending and capital market conditions on our liquidity; our ability to finance projects or repay our debt; general real estate investment and development risks; vacancies in our properties; risks associated with developing and managing properties in partnership with others; competition; our ability to renew leases or re-lease spaces as leases expire; illiquidity of real estate investments; bankruptcy or defaults of tenants; the impact of restrictions imposed by our credit facility; the level and volatility of interest rates; environmental liabilities; inflation risks; cybersecurity risks; as well as other risks listed from time to time in our SEC filings; including but not limited to; our annual and quarterly reports. We have no obligation to revise or update any forward-looking statements, other than as imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

FRP Holdings, Inc. is a holding company engaged in the real estate business, namely (i) leasing and management of commercial properties owned by the Company, (ii) leasing and management of mining royalty land owned by the Company, (ii) real property acquisition, entitlement, development and construction primarily for apartment, retail, warehouse, and office,
(iv) leasing and management of a residential apartment building.

                     FRP HOLDINGS, INC. AND SUBSIDIARIES
                     -----------------------------------
                      CONSOLIDATED STATEMENTS OF INCOME
                   (In thousands except per share amounts)
                                (Unaudited)

                                               THREE MONTHS ENDED
                                                   MARCH 31,
                                                 2019      2018
                                               --------  --------
Revenues:
  Lease revenue                                $  3,485     3,303
  Mining lands lease revenue                      2,229     1,772
                                               --------   -------
Total Revenues                                    5,714     5,075

Cost of operations:
  Depreciation, depletion and amortization        1,487     2,398
  Operating expenses                                882       865
  Property taxes                                    753       675
  Management company indirect                       592       361
  Corporate expenses (Note 4 Related Party)         645       679
                                               --------   -------
Total cost of operations                          4,359     4,978

Total operating profit                            1,355        97

Net investment income, including realized
  gains of $119 and $0                            1,810         5
Interest expense                                   (588)     (843)
Equity in loss of joint ventures                   (264)      (12)
                                               --------   -------

Income (loss) from continuing operations
  before income taxes                             2,313      (753)
Provision for (benefit from) income taxes           672       (60)
                                               --------   -------
Income (loss) from continuing operations          1,641      (693)

Income from discontinued operations,
  net of tax                                         86     1,722
                                               --------   -------

Net income                                        1,727     1,029
Income (loss) attributable to
  noncontrolling interest                          (171)     (531)
Net income attributable to the Company         $  1,898     1,560
                                               ========   =======

Earnings per common share:
  Income (loss) from continuing operations-
    Basic                                      $   0.16     (0.07)
    Diluted                                    $   0.16     (0.07)
  Discontinued operations-
    Basic                                      $   0.01      0.17
    Diluted                                    $   0.01      0.17
  Net income attributable to the Company-
    Basic                                      $   0.19      0.16
    Diluted                                    $   0.19      0.15

Number of shares (in thousands)
  used in computing:
    -basic earnings per common share              9,952    10,015
    -diluted earnings per common share            9,996    10,085

                     FRP HOLDINGS, INC. AND SUBSIDIARIES
                     -----------------------------------
                         CONSOLIDATED BALANCE SHEETS
(Unaudited)           (In thousands except share data)

                                                 March 31,     December 31,
                                                   2019            2018
                                              --------------  --------------

Assets:
Real estate investments at cost:
Land                                          $       85,072          83,721
Buildings and improvements                           149,505         144,543
Projects under construction                            7,086           6,683
                                              --------------  --------------
  Total investments in properties                    241,663         234,947
Less accumulated depreciation and depletion           29,847          28,394
                                              --------------  --------------
  Net investments in properties                      211,816         206,553

Real estate held for investment, at cost               7,167           7,167
Investments in joint ventures                         94,294          88,884
                                              --------------  --------------
  Net real estate investments                        313,277         302,604
                                              --------------  --------------

Cash and cash equivalents                             29,641          22,547
Cash held in escrow                                      185             202
Accounts receivable, net                                 688             564
Investments available for sale at fair value         148,778         165,212
Federal and state income taxes receivable              8,349           9,854
Unrealized rents                                         665              53
Deferred costs                                           990             773
Other assets                                             459             455
Assets of discontinued operations                      3,091           3,224
                                              --------------  --------------
Total assets                                  $      506,123         505,488
                                              ==============  ==============

Liabilities:
Secured notes payable                         $       88,823          88,789
Accounts payable and accrued liabilities               1,851           3,545
Environmental remediation liability                      100             100
Deferred revenue                                         831              27
Deferred income taxes                                 27,981          27,981
Deferred compensation                                  1,448           1,450
Tenant security deposits                                 244              53
Liabilities of discontinued operations                   243             288
                                              --------------  --------------
  Total liabilities                                  121,521         122,233
                                              --------------  --------------

Commitments and contingencies

Equity:
Common stock, $.10 par value
 25,000,000 shares authorized,
 9,933,242 and 9,969,174 shares issued
 and outstanding, respectively                           993             997
Capital in excess of par value                        57,824          58,004
Retained earnings                                    306,704         306,307
Accumulated other comprehensive income, net              859            (701)
                                              --------------  --------------
  Total shareholders' equity                         366,380         364,607
Noncontrolling interest MRP                           18,222          18,648
                                              --------------  --------------
  Total equity                                       384,602         383,255
                                              --------------  --------------
Total liabilities and shareholders' equity    $      506,123         505,488

Asset Management Segment:
------------------------
                                                 Three months ended March 31
                                           ---------------------------------------
(dollars in thousands)                       2019        %        2018        %       Change       %
                                           --------   -------   --------   -------   --------   -------
Lease revenue                              $    641     100.0%       581     100.0%        60      10.3%

Depreciation, depletion and amortization        177      27.6%       131      22.6%        46      35.1%
Operating expenses                              209      32.6%       128      22.0%        81      63.3%
Property taxes                                   56       8.8%        39       6.7%        17      43.6%
Management company indirect                     102      15.9%        24       4.1%        78     325.0%
Corporate expense                               163      25.4%         3       0.5%       160    5333.3%
                                           --------   -------   --------   -------   --------   -------
Cost of operations                              707     110.3%       325      55.9%       382     117.5%
                                           --------   -------   --------   -------   --------   -------
Operating profit                           $    (66)    -10.3%       256      44.1%      (322)   -125.8%
                                           ========   =======   ========   =======   ========   =======

Mining Royalty Lands Segment:
----------------------------
                                                 Three months ended March 31
                                           ---------------------------------------
(dollars in thousands)                       2019        %        2018        %       Change       %
                                           --------   -------   --------   -------   --------   -------
Mining lands lease revenue                 $  2,229     100.0%     1,772     100.0%       457      25.8%

Depreciation, depletion and amortization         52       2.3%        54       3.0%        (2)     -3.7%
Operating expenses                               16       0.7%        40       2.3%       (24)    -60.0%
Property taxes                                   68       3.1%        60       3.4%         8      13.3%
Management company indirect                      49       2.2%         -       0.0%        49       0.0%
Corporate expense                                43       1.9%        77       4.3%       (34)    -44.2%
                                           --------   -------   --------   -------   --------   -------
Cost of operations                              228      10.2%       231      13.0%        (3)     -1.3%
                                           --------   -------   --------   -------   --------   -------
Operating profit                           $  2,001      89.8%     1,541      87.0%       460      29.9%
                                           ========   =======   ========   =======   ========   =======

Development Segment:
-------------------
                                                 Three months ended March 31
                                           --------------------------------------
(dollars in thousands)                       2019           2016          Change
                                           --------       --------       --------
Lease revenue                              $    269            297            (28)

Depreciation, depletion and amortization         58             57              1
Operating expenses                               46            118            (72)
Property taxes                                  323            268             55
Management company indirect                     395            241            154
Corporate expense                               399            419            (20)
                                           --------       --------       --------
Cost of operations                            1,221          1,103            118
                                           --------       --------       --------
Operating loss                             $   (952)          (806)          (146)
                                           ========       ========       ========


Stabilized Joint Venture Segment:
--------------------------------
                                                 Three months ended March 31
                                           ---------------------------------------
(dollars in thousands)                       2019        %        2018        %       Change       %
                                           --------   -------   --------   -------   --------   -------
Lease revenue                              $  2,575     100.0%     2,425     100.0%       150       6.2%

Depreciation, depletion and amortization      1,200      46.6%     2,156      88.9%      (956)    -44.3%
Operating expenses                              611      23.7%       579      23.9%        32       5.5%
Property taxes                                  306      11.9%       308      12.7%        (2)     -0.6%
Management company indirect                      46       1.8%        96       3.9%       (50)    -52.1%
Corporate expense                                40       1.6%       142       5.9%      (102)    -71.8%
                                           --------   -------   --------   -------   --------   -------
Cost of operations                            2,203      85.6%     3,281     135.3%    (1,078)    -32.9%
                                           --------   -------   --------   -------   --------   -------
Operating profit                           $    372      14.4%      (856)    -35.3%     1,228    -143.5%



                     FRP HOLDINGS, INC. AND SUBSIDIARIES
                     -----------------------------------
                           DISCONTINUED OPERATIONS
                   (In thousands except per share amounts)
                                (Unaudited)

                                               THREE MONTHS ENDED
                                                   MARCH 31,
                                                 2019      2018
                                               --------  --------

Lease revenue                                       238     7,547

Cost of operations:
  Depreciation, depletion and amortization           29     1,885
  Operating expenses                                 95     1,178
  Property taxes                                     20       798
  Management company indirect                         -       178
  Corporate expenses                                  -       747
                                               --------   -------
Total cost of operations                            144     4,786

Total operating profit                               94     2,761

Interest expense                                      -      (400)
Gain on sale of buildings                            23         -
                                               --------   -------
Income before income taxes                          117     2,361
Provision for income taxes                           31       639
                                               --------   -------
Income from discontinued operations                  86     1,722
                                               ========   =======

Earnings per common share:
  Income from discontinued operations-
    Basic                                          0.01      0.17
    Diluted                                        0.01      0.17

Non-GAAP Financial Measures.

To supplement the financial results presented in accordance with GAAP, FRP presents certain non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The non-GAAP financial measure included in this quarterly report is net operating income (NOI). FRP uses this non-GAAP financial measure to analyze its continuing operations and to monitor, assess, and identify meaningful trends in its operating and financial performance. This measure is not, and should not be viewed as, a substitute for GAAP financial measures.

Net Operating Income Reconciliation
Three months ended 03/31/19 (in thousands)
                                                                       Stabilized
                                              Asset                         Joint         Mining    Unallocated            FRP
                                         Management    Development        Venture      Royalties      Corporate       Holdings
                                            Segment        Segment        Segment        Segment       Expenses         Totals
                                         ----------    -----------     ----------     ----------     ----------     ----------
Income (loss) from continuing operations        (48)          (716)          (196)         1,452          1,149          1,641
Income Tax Allocation                           (18)          (266)            (9)           539            426            672
                                         ----------    -----------     ----------     ----------     ----------     ----------
Income (loss) from continuing operations
  before income taxes                           (66)          (982)          (205)         1,991          1,575          2,313

Less:
  Unrealized rents                                3              -             28              -              -             31
  Interest income                                 -            224              -              -          1,586          1,810
Plus:
  Unrealized rents                                -              -              -            122              -            122
  Equity in loss of Joint Venture                 -            254              -             10              -            264
  Interest Expense                                -              -            577              -             11            588
  Depreciation/Amortization                     177             58          1,200             52              -          1,487
  Management Co. Indirect                       102            395             46             49              -            592
  Allocated Corporate Expenses                  163            399             40             43              -            645
                                         ----------    -----------     ----------     ----------     ----------     ----------
Net Operating Income                            373           (100)         1,630          2,267              -          4,170


Net Operating Income Reconciliation
Three months ended 03/31/18 (in thousands)
                                                                       Stabilized
                                              Asset                         Joint         Mining    Unallocated            FRP
                                         Management    Development        Venture      Royalties      Corporate       Holdings
                                            Segment        Segment        Segment        Segment       Expenses         Totals
                                         ----------    -----------     ----------     ----------     ----------     ----------
Income (loss) from continuing operations        187           (584)        (1,383)         1,115            (28)          (693)
Income Tax Allocation                            69           (217)          (316)           414            (10)           (60)
                                         ----------    -----------     ----------     ----------     ----------     ----------
Income (loss) from continuing operations
  before income taxes                           256           (801)        (1,699)         1,529            (38)          (753)

Less:
  Unrealized rents                                -              -             52              -              -             52
  Other income                                    -              5              -              -              -              5
Plus:
  Unrealized rents                               20              -              -            119              -            139
  Equity in loss of Joint Venture                 -              -              -             12              -             12
  Interest Expense                                -              -            843              -              -            843
  Depreciation/Amortization                     131             57          2,156             54              -          2,398
  Management Co. Indirect                        24            241             96              -              -            361
  Allocated Corporate Expenses                    3            419            142             77             38            679
                                         ----------    -----------     ----------     ----------     ----------     ----------
Net Operating Income                            434            (89)         1,486          1,791              -          3,622
